UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
TRANS1 INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	33-0909022 (IRS Employer Identification No.)

411 Landmark Drive, Wilmington, NC (Address of principal executive offices)	28412-6303 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.0001 per share (Title of Class)	The NASDAQ Stock Market LLC (Name of Exchange)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	In this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-144802
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $0.0001 per share, included under the heading “Description of Capital Stock” in the preliminary prospectus of the Registrant, which forms a part of the Registration Statement on Form S-1 of the Registrant (File No. 333-144802), originally filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2007, as amended by Amendment No. 1 thereto filed with the SEC on September 4, 2007, Amendment No. 2 thereto filed with the SEC on September 28, 2007, Amendment No. 3 thereto filed with the SEC on October 9, 2007, and Amendment No. 4 thereto filed with the SEC on October 12, 2007, as may be further amended prior to the effective date of the Registration Statement (collectively, the “Registration Statement”), together with the description set forth under such caption included in the form of prospectus subsequently filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by this reference in response to this item.

Item 2.	Exhibits.

Since no other securities of the Registrant other than the Common Stock referenced herein are being registered on The NASDAQ Stock Market LLC, and because the Common Stock registered hereby is not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, no exhibits are required to be filed with this Form 8-A.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRANS1 INC.
Dated: October 15, 2007	By:	/s/ Richard Randall
Richard Randall President and Chief Executive Officer

3